UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
September 2, 2008
Date of Report (date of earliest event reported)
NATIONAL DENTEX CORPORATION
(Exact name of registrant as specified in its charter)
Commission file number 000-23092

MASSACHUSETTS (State or Other Jurisdiction of Incorporation or Organization)	04-2762050 (I.R.S. Employer Identification No.)

2 Vision Drive Natick, MA (Address of Principal Executive Offices)	01760 (Zip Code)
(508) 907-7800
(Registrant’s Telephone No., including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Ex-10.1 Amend. No.3 to Second Amended and Restated Loan Agreement
Ex-99.1 Press release, dated September 3, 2008

Item 1.01.	Entry into a Material Definitive Agreement.
     On September 2, 2008, National Dentex Corporation (“National Dentex”) and its wholly-owned subsidiaries entered into Consent and Amendment No. 3 to the Second Amended and Restated Loan Agreement (the “Third Amendment”) with Bank of America, N.A. (“Bank of America”) that amended the Second Amended and Restated Loan Agreement with Bank of America, dated November 7, 2006, as amended (the “Second Agreement”). The purpose of the Third Amendment was to amend the financial covenant ratio of maximum consolidated total funded debt to consolidated EBITDA for the third quarter of 2008 from 2.5 to 1 to 2.75 to 1. The Third Amendment also included a consent to the purchase of Dental Art Laboratories, Inc., as described below. There were no other material changes to the Second Agreement.
     The foregoing description of the Third Amendment is not complete and is qualified in its entirety by reference to the Third Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events
     On September 2, 2008, National Dentex acquired Dental Art Laboratories, Inc. (“Dental Art”), a privately held Michigan corporation that operates a dental laboratory business in Lansing, Michigan. On September 3, 2008, National Dentex issued a press release with respect to its acquisition of Dental Art. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits. The following exhibits are being filed herewith:
10.1	Consent and Amendment No. 3 to the Second Amended and Restated Loan Agreement with Bank of America, N.A. dated November 7, 2006.

99.1	Press release of National Dentex Corporation dated September 3, 2008.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL DENTEX CORPORATION (Registrant)
September 8, 2008	By:	/s/ Richard F. Becker, Jr.
Richard F. Becker, Jr.
Executive Vice President and Treasurer

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Exhibit Index
10.1	Consent and Amendment No. 3 to the Second Amended and Restated Loan Agreement with Bank of America, N.A. dated November 7, 2006.

99.1	Press release of National Dentex Corporation dated September 3, 2008.

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